EXHIBIT 1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants for IPS
Funds, we hereby consent to all references to our Firm included in or made a part of this Post-Effective Amendment No. 2 to the IPS Funds' Registration Statement.


                                   CHERRY, BEKAERT & HOLLAND, L.L.P.


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                                    November 30, 1995

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